EXHIBIT 99.1

Orange County Bancorp, Inc. Announces New Board Chair Appointments

MIDDLETOWN, N.Y. – June 30, 2022 — Orange County Bancorp, Inc. (the "Company") (NASDAQ:OBT), parent company of Orange Bank & Trust Co. (the "Bank") and Hudson Valley Investment Advisors, Inc. ("HVIA"), is pleased to announce the appointment of Jonathan Rouis as new board chair of both the Company’s and Bank’s board of directors effective June 17th, 2022. He assumes the position held for the past ten years by Lou Heimbach. The Company also announced the appointment of Richard Rowley as Chairman of the Board of HVIA effective April 26th, 2022.

Mr. Rouis, who has been a Company director since 2018, is a CPA and Equity Partner for RBT CPAs, an accounting, auditing, tax, and consulting firm. Prior to that he was the managing partner at Rouis & Company LLP CPAs. Mr. Rouis also served in the Sullivan County Legislature and as its Chairman. He holds a Bachelor of Business Administration in Accounting from St. Bonaventure University and is a member or past member of several professional and community organizations, including the Greater Hudson Valley Health Systems.

“Jonathan has been extremely active on the board, serving as Chair of the audit committee as well as a member of the Company’s nominating and Corporate Governance, Compensation, and Executive Committees,” said Lou Heimbach. “Jonathan’s experience makes him uniquely qualified for this appointment and I look forward to continuing my board service under his leadership.” Mr. Heimbach, who has been on the board since 1990, will continue as a Director of the Company.

“Jonathan has proven leadership skills and first-hand local business knowledge,” added Michael Gilfeather, President and CEO of Orange Bank & Trust. “He has been a tremendously valuable asset to the board over the last four years and we are confident that as board chair his support of our growth and efforts to remain the region’s premier bank for business and wealth management will continue.”

“Over the years I have witnessed and helped facilitate remarkable growth and performance of the Bank” said Mr. Rouis. “Working with these highly accomplished bankers and board members has been extraordinary and I look forward to continuing to collaborate with this great team as board chair.”

Mr. Rowley, who has served on the board of the Company and the Bank since 2009, is an entrepreneur with an extensive background in construction and building supplies. He was the CEO and owner of Rowley Building Products and currently serves as President of Libertyville Capital Group and Rowley Development Corp.

“Rich has long been a trusted and highly respected businessman and community leader in the Hudson Valley,” said CEO Michael Gilfeather. “His business acumen, understanding of banking and investing, and deep knowledge of our marketplace will be a tremendous asset to HVIA.”

“I am honored and humbled by the board’s confidence,” said Mr. Rowley. “I look forward to supporting HVIA and helping grow its investment management services and build on its impressive recent growth in retail and institutional assets under management.”

Mr. Rowley is a trustee of the board at Bethel Woods Center for the Arts and holds a bachelor’s degree from Susquehanna University.

About Orange County Bancorp Inc.
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 130 years ago. It has grown through ongoing innovation and an unwavering commitment to its community and business clientele to more than $2.0 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and was acquired by the Company in 2012. In recent years, Orange Bank & Trust has added branches in Rockland, Westchester and the Bronx.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. Further, given its ongoing and dynamic nature, it is difficult to predict what the continuing effects of the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, continue to result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.